Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

TRAVERE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

				Proposed
		Fee		Maximum	Maximum		Amount of
Security		Calculation	Amount	Offering	Aggregate	Fee	Registration
Type	Security Class Title	Rule	Registered (1)	Price per Unit	Offering Price	Rate	Fee
Equity	Common Stock (par value $0.0001 per share) issuable as Inducement Awards	457(h)(1)	205,000 shares (2)	$20.28 (4)	$4,157,400.00 (4)	0.0001102	$458.15
Equity	Common Stock (par value $0.0001 per share) issuable as Inducement Awards	457(c) and 457(h)(1)	420,550 shares (3)	$16.58 (5)	$6,972,719.00 (5)	0.0001102	$768.39
Equity	Common Stock (par value $0.0001 per share) issuable under the 2017 Employee Stock Purchase Plan	457(c) and 457(h)(1)	300,000 shares (6)	$16.58 (5)	$4,974,000.00 (5)	0.0001102	$548.14
Equity	Common Stock (par value $0.0001 per share) issuable under the 2018 Equity Incentive Plan, as amended	457(c) and 457(h)(1)	2,700,000 shares (7)	$16.58 (5)	$44,766,000.00 (5)	0.0001102	$4,933.21
Total Offering Amounts					$60,870,119.00		$6,707.89
Total Fee Offsets							$0.00
Net Fee Due							$6,707.89

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)    Represents shares of the Registrant’s common stock reserved for issuance upon the exercise of outstanding stock options granted outside the Travere Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), but pursuant to the terms of the 2018 Plan as if such stock options were granted under the 2018 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
(3)    Represents shares of the Registrant’s common stock reserved for issuance upon the vesting of outstanding restricted stock units granted outside the 2018 Plan but pursuant to the terms of the 2018 Plan as if such restricted stock units were granted under the 2018 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
(4)    This estimate is made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the weighted average exercise price for the Registrant’s common stock subject to outstanding stock options (rounded to the nearest cent).
(5)    This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on July 27, 2023, as reported on the Nasdaq Global Market (rounded to the nearest cent).
(6)    Represents shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2023 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each year commencing in 2018 and ending on (and including) January 1, 2026, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (ii) three hundred thousand (300,000) shares of common stock. Notwithstanding the foregoing, the Registrant’s Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.
(7)    Represents 2,700,000 shares of the Registrant’s common stock that were added to the 2018 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on May 17, 2023.